UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):             April 20, 2010

JACKSONVILLE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Federal	000-49792	33-1002258
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

1211 West Morton Avenue, Jacksonville, Illinois	62650
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (217) 245-4111

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

    On April 20, 2010, the Boards of Directors of Jacksonville Bancorp, Inc. (the “Company”), Jacksonville Bancorp, MHC, (the “Mutual Holding Company”), and Jacksonville Savings Bank (the “Bank”) each amended the Plan of Conversion and Reorganization of the Mutual Holding Company (the “Plan”) pursuant to which the Mutual Holding Company will undertake a “second-step” conversion and cease to exist. The Bank will reorganize from a two-tier mutual holding company structure to a stock holding company structure. The Plan was amended for technical revisions in response to regulatory comments.  The Amended and Restated Plan is filed as Exhibit 2.1 to this Form 8-K which is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

(a)	No financial statements of businesses acquired are required

(b)	No pro forma financial information is required.

(c)	Not applicable.

(d)	2.1	Plan of Conversion and Reorganization of Jacksonville Bancorp, MHC, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

DATE: April 23, 2010	By:	/s/ Richard A. Foss
Richard A. Foss
President and Chief Executive Officer

EXHIBIT INDEX

2.1	Plan of Conversion and Reorganization of Jacksonville Bancorp, MHC, as amended